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                                                                  Exhibit (d)(3)


                            CONFIDENTIALITY AGREEMENT

        This Confidentiality Agreement (this "Agreement") is dated effective as of the 4th day of June, 2001, between Amerada Hess Corporation, a Delaware corporation ("AHC"), and Triton Energy Limited, a Cayman Islands company (the "Company").

        1. AHC and the Company intend to engage in discussions and possibly in negotiations concerning a possible transaction between them (the "Proposed Transaction"). In the course of such discussions and negotiations, it is anticipated that either party may disclose or deliver to the other party and their respective Representatives (as defined below) certain information which is non-public, confidential and/or proprietary in nature for the purpose of enabling the other party to evaluate the feasibility of such a Proposed Transaction. The parties have entered into this Agreement, among other reasons, in order to assure the confidentiality of such non-public, confidential or proprietary information in accordance with the terms of this Agreement. As used in this Agreement, the party disclosing "Evaluation Material" (as defined below) is referred to as the "Disclosing Party" and the party receiving such Evaluation Material is referred to as the "Recipient".

        2. For the purpose of this Agreement, the term "Evaluation Material" shall mean any information, data and knowledge concerning the Disclosing Party, regardless of form, which is delivered or disclosed by or on behalf of the Disclosing Party to the Recipient in writing, orally or through visual means, or which the Recipient learns or obtains orally, through observation, or through analysis of such information, data or knowledge in connection with the Recipient's consideration of the Proposed Transaction. The term "Evaluation Material" does not include any information which (a) was already known to the Recipient on a non-confidential basis prior to its being furnished by or on behalf of the Disclosing Party, provided that the source of such information was not bound by a written confidentiality agreement with or other contractual, legal or fiduciary obligation to, the Disclosing Party; (b) is now or hereafter becomes generally available to the public other than as a result of a disclosure in breach of this Agreement (or another written confidentiality agreement between the Company or any of its subsidiaries and AHC or any of its subsidiaries) by the Recipient or its Representatives (as defined below); (c) was or becomes available to the Recipient on a non-confidential basis from a source other than the Disclosing Party, or its Representatives, provided that such source is not bound by a confidentiality agreement with the Disclosing Party; or (d) is independently developed by the Recipient without violating any of its obligations under this Agreement (or another written confidentiality agreement between the Company or any of its subsidiaries and AHC or any of its subsidiaries ).

        3. All Evaluation Material will be used solely for the purpose of evaluating the Proposed Transaction. Such Evaluation Material will be kept strictly confidential by the Recipient and those of its directors, officers, employees, counsel, affiliates, agents, auditors, accountants or other advisors to whom disclosure is necessary for the purpose of such an evaluation (collectively referred to as the "Representatives"), it being understood that these Representatives will be informed of the confidential nature of the Evaluation Material and will agree to be bound by this Agreement and not to disclose the Evaluation Material to any other individual or person. Furthermore, each party and its Representatives will exercise the same

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standard of care (which standard shall in any event be reasonable) to prevent the unauthorized disclosure or unauthorized use of the Evaluation Material and information referenced in paragraph 6 below as such party exercises to prevent the unauthorized disclosure or unauthorized use of its own proprietary information (the "Standard of Care"); provided that neither party nor its Representatives shall be liable to the other party for any unauthorized use or unauthorized disclosure of the Evaluation Material or such information to the extent that the Standard of Care is exercised with respect thereto.

        4. In the event that the Recipient or any of its Representatives becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand, other demand or request by governmental agency or if a party determines the application of statutes, rules and regulations under the federal securities laws or similar process requires disclosure) to disclose any of the Evaluation Material, the Recipient or such Representative shall provide the Disclosing Party with prompt prior written notice of such requirement prior to such disclosure and will cooperate fully with the Disclosing Party should the Disclosing Party seek a protective order or other relief. In the event that a protective order or other remedy (including a waiver from the Disclosing Party) is not obtained, or that the Disclosing Party waives in writing compliance with the provisions hereof, the Recipient or Representative, as applicable, may furnish only that portion of the Evaluation Material that the Recipient or Representative is advised by written opinion of counsel is legally required to furnish and the Recipient or Representative, as applicable, will exercise all reasonable efforts to obtain assurance that confidential treatment will be accorded to such Evaluation Material.

        5. If the Proposed Transaction is not consummated or if the Disclosing Party so requests, the Recipient will promptly (i) return to the Disclosing Party all copies of the Evaluation Material in its possession or in the possession of its Representatives, (ii) unless specifically prohibited by applicable law or court order, destroy all copies of those portions of any documents prepared by the Recipient or its Representatives which contain any Evaluation Material, and (iii) if so requested by the Disclosing Party deliver to the Disclosing Party a certificate executed by one of its duly authorized officers confirming that the requirements of clauses (i) and (ii) have been satisfied. Notwithstanding the return or destruction of any such information, the Recipient will continue to be bound by this Agreement in accordance with its terms.

        6. Without the prior written consent of both AHC and the Company, neither AHC nor the Company will, and each of AHC and the Company will direct its Representatives not to, disclose to any person either the fact that any investigations, discussions or negotiations are taking place regarding the Proposed Transaction (or any other transaction) or that the Recipient has requested or received Evaluation Material from the Disclosing Party, or any of the terms, conditions or other facts with respect to the Proposed Transaction, including the status thereof, unless and except to the extent required pursuant to paragraph 4 above.

        7. The Recipient acknowledges that neither the Disclosing Party nor its Representatives makes any express or implied representation or warranty as to the accuracy or completeness of the Evaluation Material, and each of the Disclosing Party, its Representatives and its and their respective affiliates expressly disclaims and shall not have any liability under



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this Agreement based on use of the Evaluation Material, errors therein or omissions therefrom. The Recipient agrees that it is not entitled to rely on the accuracy or completeness of the Evaluation Material and that it shall be entitled to rely solely on the representations and warranties made to it in any final agreement regarding any eventual transaction. If either party is granted physical access to any of the properties or data rooms of the other party, such party agrees to indemnify, defend and hold harmless the other party from and against any and all liabilities, claims and causes of action for personal injury, death or property damage occurring on or to such property as a result of such party's entry onto the premises. Each party agrees to comply fully with all rules, regulations and instructions issued by the other party regarding such party's actions while upon, entering or leaving the property of the other party.

        8.      (a)     For a period of one (1) year from the date of this
Agreement, neither party will, directly or indirectly, without the prior written consent of the other party, (a) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities, assets or property of the other party, other than purchases of the common shares of the other party through employee pension plans, savings plans and similar purchases in the ordinary course of business totaling less than 5% of the issued and outstanding common shares of the other party and not for the purpose of attempting to gain control of or influence the management, Board of Directors or policies of the other party; (b) propose to enter into, directly or indirectly, any merger or other business combination involving the other party; (c) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the U. S. Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the other party; (d) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any voting securities of the other party; (e) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the other party; (f) disclose any intention, plan or arrangement inconsistent with the foregoing; or (g) advise, encourage, provide assistance (including financial assistance) to or hold discussions with any other persons in connection with any of the foregoing.

                (b) Prior to July 15, 2001, the Company shall not, and shall cause its directors, officers, employees, agents and representatives not to (i) solicit or encourage, directly or indirectly, any inquiries, discussions or proposals for, (ii) continue, propose or enter into negotiations looking toward, or (iii) enter into any agreement or understanding providing for, any acquisition of the capital stock, assets or business of the Company; nor shall any of such persons provide any information to any person for the purpose of evaluating or determining whether to make or pursue any inquiries or proposals with respect to any such transaction; provided that this paragraph (b) shall not prohibit such persons from soliciting inquiries, discussions or proposals for, entering into negotiations looking toward and/or entering into agreements providing for (i) an acquisition of certain assets of the Company in the ordinary course of the oil and gas exploration and production business or (ii) the public offering of securities of the Company.

        9. Each party agrees that it will not knowingly, as a result of information or knowledge obtained from the Evaluation Material of the other party, solicit, entice or induce any employees of the other party or its affiliate to become employed by such party or any affiliate, for a period of two
(2) years from the date of this Agreement.


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        10.     The agreements entered into hereunder shall, in addition to being on behalf of the parties hereto, be on behalf of the affiliates and direct and indirect subsidiaries of the parties and their respective Representatives.

        11. The parties acknowledge that they have been advised, and that they will advise their Representatives who are informed as to the matters which are the subject of this Agreement, that the United States securities laws prohibit any person who has material, non-public information concerning a company, such as may be contained in the Evaluation Material, from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

        12.     Miscellaneous.

                (a) This Agreement supersedes all prior agreements, written or oral, between the Company and AHC relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Company and AHC.

                (b) This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, including without limitation, any person acquiring a majority of the outstanding of equity securities of any such party.

                (c) This Agreement shall be construed and interpreted in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of New York. Each party, on its behalf and on behalf of its Representatives, irrevocably and unconditionally consents to submit to the jurisdiction of the courts of the United States of America located in the State of Texas for any actions, suits or proceedings arising out of or relating to this Agreement (and each party agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the address set forth below shall be effective service of process for any action, suit or proceeding brought in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, in the courts of the United States of America located in the State of Texas, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                (d) The provisions of this Agreement are necessary for the protection of the business and goodwill of the parties and are considered by the parties to be reasonable for such purpose. The Recipient agrees that any breach of this Agreement will cause the Disclosing Party substantial and irreparable damages and, therefore, in the event of any such breach, in addition to other remedies which may be available, the Disclosing Party shall have the right to specific performance, injunctive and other equitable relief and in connection therewith, the Recipient and its Representatives shall waive any requirement for the securing or posting of any bond. In



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addition, the Recipient hereby consents to any preliminary or ex parte applications for such relief to any court of competent jurisdiction. The prevailing party shall be reimbursed for all costs and expenses, including reasonable legal fees, incurred in enforcing the other party's obligations hereunder.

                (e) All obligations under this Agreement, if not sooner terminated, shall terminate on the third anniversary of the date of this Agreement.

        This Confidentiality Agreement is executed as of the date and year first above written.


ADDRESS:                                     TRITON ENERGY LIMITED


c/o Triton Exploration Services, Inc.
6688 North Central Expressway, Ste 1400      By:      /s/ W. Greg Dunlevy
Dallas, TX 75206                                      -------------------------
Fax No. (214) 691-0198                       Title:   Senior Vice President
                                                      -------------------------


ADDRESS:                                     AMERADA HESS CORPORATION



1185 Avenue of the Americas                  By:      /s/ J. Barclay Collins II
New York, New York 10036                              -------------------------
Fax No. (212) 536-8241                       Title:   Executive Vice President
        -----------------                             and General Counsel
                                                      -------------------------



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